   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1998.

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

          MMI COMPANIES, INC.                    MMI CAPITAL TRUST I
(EXACT NAME OF REGISTRANT AS SPECIFIED (EXACT NAME OF REGISTRANT AS SPECIFIED
            IN ITS CHARTER)                        IN ITS CHARTER)

               DELAWARE                               DELAWARE
    (STATE OF OTHER JURISDICTION OF        (STATE OF OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION)

                 6331                                   6159
     (PRIMARY STANDARD INDUSTRIAL           (PRIMARY STANDARD INDUSTRIAL
      CLASSIFICATION CODE NUMBER)            CLASSIFICATION CODE NUMBER)

              36-3263253                             52-2073764
    (I.R.S. EMPLOYER IDENTIFICATION        (I.R.S. EMPLOYER IDENTIFICATION
                NUMBER)                                NUMBER)

                              540 LAKE COOK ROAD
                           DEERFIELD, IL 60015-5290
                                (847) 940-7550
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------


                                  COPIES TO:
        WAYNE A. SINCLAIR, ESQ.                 JOHN E. MCGOVERN, JR.
   SENIOR VICE PRESIDENT AND GENERAL       WILDMAN, HARROLD, ALLEN & DIXON
                COUNSEL                         225 WEST WACKER DRIVE
          MMI COMPANIES, INC.                        SUITE 3000
    540 LAKE COOK ROAD, DEERFIELD,                CHICAGO, IL 60606
          ILLINOIS 60015-5290                      (312) 201-2000
            (847) 940-7550
(NAME, ADDRESS AND TELEPHONE NUMBER OF
          AGENT FOR SERVICE)
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with general instruction G, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

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
                                           PROPOSED      PROPOSED
                                           MAXIMUM       MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT     OFFERING PRICE  AGGREGATE    AMOUNT OF
    SECURITIES TO BE          TO BE      PER CAPITAL     OFFERING   REGISTRATION
       REGISTERED         REGISTERED(1)  SECURITY(2)     PRICE(2)      FEE(3)
--------------------------------------------------------------------------------
7 5/8% Series B Capital
 Securities of MMI
 Capital Trust I........  $125,000,000       100%      $125,000,000   $36,875
--------------------------------------------------------------------------------
7 5/8% Series B Junior
 Subordinated Deferrable
 Interest Debentures due
 December 15, 2027 of
 MMI Companies, Inc.(3).
--------------------------------------------------------------------------------
MMI Companies, Inc.
 Exchange Guarantee with
 respect to 7 5/8%
 Series B Capital
 Securities(4)..........
                             ---------------------------------------------------
Total(5)(6).............  $125,000,000       100%      $125,000,000   $36,875

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.
(2) Equals the aggregate liquidation amount of the securities being registered.
(3) No separate consideration will be received for the 7 5/8% Series B Junior Subordinated Deferrable Interest Debentures due December 15, 2027 of MMI Companies, Inc. distributed upon any liquidation of MMI Capital Trust I.
(4) No separate consideration will be received for the MMI Companies, Inc. Exchange Guarantee.
(5) This Registration Statement is deemed to cover rights of holders of 7 5/8% Series B Junior Subordinated Deferrable Interest Debentures due December 15, 2027 under the Indenture, the rights of holders of 7 5/8% Series B Capital Securities of MMI Capital Trust I under an Amended and Restated Declaration of Trust, the rights of holders of such 7 5/8% Series B Capital Securities under the Exchange Guarantee and certain backup undertakings as described herein.
(6) Such amount represents the liquidation amount of 7 5/8% Series B Capital Securities to be exchanged hereunder and the principal amount of 7 5/8% Series B Junior Subordinated Deferrable Interest Debentures due December 15, 2027 that may be distributed to holders of such 7 5/8% Series B Capital Securities upon any liquidation of MMI Capital Trust I.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1998

PROSPECTUS

                              MMI CAPITAL TRUST I

            OFFER TO EXCHANGE ITS 7 5/8% SERIES B CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER SERIES B CAPITAL SECURITY)
          WHICH ARE BEING REGISTERED UNDER THE SECURITIES ACT OF 1933
     FOR ANY AND ALL OF ITS OUTSTANDING 7 5/8% SERIES A CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER SERIES A CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                              MMI COMPANIES, INC.

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON            , 1998 UNLESS EXTENDED.

                                  -----------

  MMI Capital Trust I, a trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, this "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $125,000,000 aggregate Liquidation Amount of its 7 5/8% Series B Capital Securities (the "Exchange Capital Securities") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 7 5/8% Series A Capital Securities (the "Original Capital Securities"), of which $125,000,000 aggregate Liquidation Amount are issued and outstanding. Pursuant to the Exchange Offer, MMI Companies, Inc., a Delaware corporation ("MMI" or the "Corporation"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and
(ii) all of its 7 5/8% Series A Junior Subordinated Deferrable Interest Debentures due December 15, 2027 (the "Original Junior Subordinated Debentures") for a like aggregate principal amount of its 7 5/8% Series B Junior Subordinated Deferrable Interest Debentures due December 15, 2027 (the "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also are being registered under the Securities Act.

  The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

  The Trust sold the Original Capital Securities in an offering exempt from the registration requirements of the Securities Act, which was consummated on December 23, 1997 (the "Closing Date").
                                                   (Continued on following page)
                                  -----------

  This Prospectus and the Letter of Transmittal are first being mailed to all
holders of the Original Capital Securities on            , 1998.

  SEE "RISK FACTORS" COMMENCING ON PAGE 19 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                The date of this Prospectus is January   , 1998.

(Continued from the Previous Page)

  The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities are being registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Exchange Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of December 23, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Original Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

  The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent undivided beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on December 15, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

  As used herein, (i) the "Indenture" means the Indenture, dated as of December 23, 1997, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust dated as of December 23, 1997 relating to the Trust among the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, an affiliate of the Property Trustee, as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), and holders, from time to time, of the Trust Securities, (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities between the Corporation and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Guarantee Agreement relating to the Common Securities between the Corporation and The Chase Manhattan Bank, as trustee. In addition, as the context may require, (i) "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

  Except as provided below, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The Exchange Capital Securities will be issued, and may be transferred, only in integral multiples of $1,000. See "Description of Exchange Securities-- Description of Exchange Capital Securities--Restrictions on Transfer."

  Holders of the Capital Securities and the Common Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from the date of original issuance and payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1998, at the annual rate of 7 5/8% of the Liquidation Amount of $1,000 per Trust Security

("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that (i) no Extension Period may extend beyond the Stated Maturity Date, (ii) any Extension Period will terminate as to all Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture (as defined herein)) and (iii) any Extension Period will terminate as to any Junior Subordinated Debenture to be redeemed on a Redemption Date (as defined herein). See "Description of Junior Subordinated Debentures--Debenture Events of Default." Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common, preferred and preference stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 7 5/8% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of the cash attributable to such income. See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Corporation will, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Guarantee and the Common Guarantee will guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination").

  The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), and (ii) in whole but not in part, at any time upon the occurrence and continuation of a Tax Event (as defined herein) or an Investment Company Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined below). The Maturity Redemption Price or the Special Event Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption." The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation at any time upon the occurrence and continuation of a Tax Event or an Investment Company Event (each, a "Special Event") at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a)

100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as hereinafter defined), of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures to the Stated Maturity Date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued interest thereon to the date of prepayment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

  The Corporation will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although Salomon Brothers Inc, ABN AMRO Chicago Corporation and BancAmerica Robertson Stephens, the initial purchasers of the Original Capital Securities (the "Initial Purchasers"), have informed the Corporation and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through Nasdaq.

  Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Original Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on            , 1998 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof, provided that, if any Original Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after December 23, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on June 15, 1998 will be entitled to receive Distributions accumulated from and after December 23, 1997. See "The Exchange Offer-- Description of Exchange Capital Securities--Distributions."

  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

 For North Carolina Residents:

  THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

  NO EMPLOYEE BENEFIT OR OTHER PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (ERISA), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
CODE) (EACH, A PLAN), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A PLAN ASSET ENTITY), AND NO PERSON INVESTING PLAN ASSETS OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASE AND HOLDING IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (PTCE) 96-23, 95-60, 91-38, 90-1, OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE AND HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, SUCH PURCHASER HAS COMPLIED WITH ANY REQUEST BY THE CORPORATION OR THE TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE APPLICABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND/OR HOLDING THEREOF THAT EITHER (A) THE PURCHASER AND HOLDER ARE NOT PLANS OR PLAN ASSET ENTITIES AND ARE NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) THE PURCHASE AND HOLDING OF THE CAPITAL SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION. PROSPECTIVE PURCHASERS MUST CAREFULLY CONSIDER THE RESTRICTIONS ON PURCHASE SET FORTH IN "NOTICE TO INVESTORS" AND "ERISA CONSIDERATIONS."

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE

CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MMI INVESTOR RELATIONS, MMI COMPANIES, INC., 540 LAKE COOK ROAD, DEERFIELD, IL 60015, (847) 374-2254. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN).

                               ----------------

                             AVAILABLE INFORMATION

  On December 11, 1997 the Corporation acquired 99% of the issued and outstanding Ordinary Shares, all of which are represented by American Depositary Shares (the "Unionamerica ADSs"), of Unionamerica Holdings plc (the "Unionamerica Acquisition"). Unionamerica Holdings plc is hereinafter referred to singly, and, where the context so requires, with its subsidiaries, as "Unionamerica." MMI intends to apply the compulsory acquisition procedures set forth in the Companies Act 1985 of Great Britain to acquire all of the remaining Unionamerica ADSs. Certain information about Unionamerica has been incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference" and "MMI Companies, Inc.--The Unionamerica Acquisition."

  As used in this Prospectus, unless the context otherwise requires, "MMI" and the "Corporation" refer to MMI Companies, Inc. and its subsidiaries including Unionamerica, and "Unionamerica" refers to Unionamerica Holdings plc and its subsidiaries.

  The Corporation and Unionamerica are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that Unionamerica intends to deregister under the Exchange Act as promptly as possible. In accordance with the Exchange Act, the Corporation and Unionamerica file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. Such information filed by MMI may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning MMI and Unionamerica may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the common stock of the Corporation is listed and traded and the Unionamerica ADSs are listed but not traded.

  No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly created special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "MMI Capital Trust I," "Description of Exchange Securities-- Description of Exchange Capital Securities," and
"--Description of Exchange Junior Subordinated Debentures" and "--Description of Guarantee." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission are incorporated into this Prospectus by reference:

  1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 as amended to date;

  2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 as amended to date;

  3. The Corporation's Current Reports on Form 8-K (i) dated June 17, 1997 and filed June 18, 1997; (ii) dated June 25, 1997 and filed June 27, 1997; and (iii) dated and filed with the Commission on December 23, 1997;

  4. The Corporation's Proxy Statement for the Annual Meeting of Stockholders held on April 17, 1997;

  5. The description of the Corporation's common stock contained in its Registration Statement on Form 8-A filed April 28, 1993 and all amendments to date;

  6. The description of the Corporation's Shareholder Rights Plan contained in its Registration Statement on Form 8-A filed June 27, 1997;

  7. Unionamerica's Annual Report on Form 10-K for the year ended December 31, 1996 as amended to date;

  8. Unionamerica's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

  9. Unionamerica's Current Report on Form 8-K dated June 2, 1997 and filed with the Commission on June 11, 1997.

  All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Unless otherwise indicated, all references in this Prospectus to documents "incorporated by reference" are to documents incorporated by reference into this Prospectus. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of its documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: MMI Investor Relations, MMI Companies, Inc., 540 Lake Cook Road, Deerfield, IL 60015. Telephone requests may be directed to MMI Investor Relations at (847) 374-2254.

                          FORWARD-LOOKING INFORMATION

  This Prospectus contains certain forward-looking information, including information provided in "Unaudited Pro Forma Combined Condensed Financial Statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The Corporation identifies the following important factors which could cause actual results to differ materially from any such results which might be projected, forecast, estimated or budgeted by the Corporation in forward-looking information. All of such factors are difficult to predict and many are beyond the control of the Corporation. Accordingly, while the Corporation believes that the assumptions underlying the forward-looking information are reasonable, there can be no assurance that such assumptions will approximate actual experience. These important factors include, among others, those set forth under "Risk Factors" and: (i) general economic and business conditions, changes in interest rates and the performance of securities markets, each of which may impact the profitability of the Corporation, the market value of the Corporation's investment portfolio, the credit quality of the Corporation's loan portfolio and the demand for insurance; (ii) changes in U.S. and non-U.S. laws and regulatory developments affecting financial institutions, generally, and insurance and reinsurance companies, specifically; (iii) industry consolidation and increased competition; (iv) the impact on the Corporation's insurance subsidiaries of losses of significant magnitude; and (v) the integration of the Corporation's and Unionamerica's operations in a timely and cost effective manner. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Corporation and Unionamerica with the Commission. The Corporation disclaims any obligation to update forward-looking information, including information provided in "Unaudited Pro Forma Condensed Combined Financial Information."

                               PROSPECTUS SUMMARY

  The following information is qualified in its entirety by the more detailed information (including financial information) appearing elsewhere in this Prospectus or incorporated by reference herein. The information contained in this Prospectus reflects the Unionamerica Acquisition. The Corporation and Unionamerica are insurance holding companies. Each conducts its operations through its subsidiaries and has no direct operations, and the principal assets of each are the shares of capital stock of their subsidiaries.

  Unless otherwise indicated, financial information and operating statistics applicable to the Corporation and Unionamerica set forth in this Prospectus or incorporated by reference herein are based upon United States generally-accepted accounting principles ("GAAP").

  See "Risk Factors," immediately following this Prospectus Summary, for certain information that should be considered by holders in deciding whether to tender Original Capital Securities in the Exchange Offer.

                              MMI COMPANIES, INC.

OVERVIEW

  MMI offers a comprehensive set of specialized insurance products and consulting services that are designed to assist healthcare providers to manage the business, clinical, insurable and financial risks associated with the delivery of healthcare. Since MMI's formation in 1983, the Corporation has, through acquisitions and internal growth, substantially increased its insurance assets and capital as well as the breadth of its products and services and its capacity to deliver them. According to A.M. Best Company ("A.M. Best"), as of December 31, 1996 MMI ranked as the 8th largest medical malpractice insurer in the United States based on direct premiums written. The Corporation's business is organized into three operating groups, consisting of the Insurance Group, the Strategic Management Consulting Group and the Healthcare Services Group. MMI's principal property and casualty insurance subsidiaries other than Unionamerica are rated "A" (Excellent), by A.M. Best.

UNIONAMERICA ACQUISITION

  On December 11, 1997 the Corporation acquired 99% of the issued and outstanding Ordinary Shares of Unionamerica, all of which are represented by Unionamerica ADSs. MMI intends to apply the compulsory acquisition procedures set forth in the Companies Act 1985 of Great Britain to acquire all of the remaining Unionamerica ADSs. Founded in 1971, Unionamerica is a specialty casualty and property reinsurer and insurer operating in the London-based reinsurance and insurance market. Unionamerica's core business is professional indemnity reinsurance (including malpractice reinsurance for groups of healthcare providers, lawyers and other professionals), as well as casualty reinsurance and insurance for a variety of U.S. single industry and/or single state risks. In addition, Unionamerica selectively underwrites other risks where it has underwriting expertise and when management believes market conditions relating to pricing and terms are attractive. In 1997 these coverages primarily included individual property risk, automobile physical damage and property catastrophe coverages. Unionamerica's principal property and casualty insurance subsidiary, Unionamerica Insurance Company Limited, is rated "A-" (Excellent), by A.M. Best.

                              MMI CAPITAL TRUST I

  The Trust is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, and Chase Manhattan Bank Delaware, as Delaware Trustee and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 15, 1997. The Trust's activities are conducted by the Issuer Trustees which are the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are officers of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation, and
(iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.

                               THE EXCHANGE OFFER

The Exchange Offer.............. Up to $125,000,000 aggregate Liquidation
                                 Amount of Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Original Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof, provided that, if any Original Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Original Capital Securities. For a description of the procedures for tendering Original Capital Securities, see "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Expiration Date................. 5:00 p.m., New York time, on           ,
                                 1998, unless the Exchange Offer is
                                 extended by the Corporation (in which
                                 case the Expiration Date will be the
                                 latest date and time to which the
                                 Exchange Offer is extended). See "The
                                 Exchange Offer-- Terms of the Exchange
                                 Offer."

Conditions to the Exchange       The Exchange Offer is subject to certain
Offer........................... conditions, which may be waived by the
                                 Corporation and the Trust in their sole
                                 discretion. The Exchange Offer is not
                                 conditioned upon any minimum Liquidation
                                 Amount of Original Capital Securities
                                 being tendered. See "The Exchange Offer--
                                 Conditions to the Exchange Offer."

Offer........................... The Corporation and the Trust reserve the right in their sole and absolute
                                 discretion, subject to applicable law, at any time and from time to time (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights............... Tenders of Original Capital Securities
                                 may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent (as defined herein) in conformity with certain procedures set forth in "The Exchange Offer--Withdrawal Rights."

Procedures for tendering
 Original Capital Securities....
                                 Brokers, dealers, commercial banks, trust companies and other nominees who hold Original Capital Securities through The Depository Trust Company ("DTC") may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP"). Holders of such Original Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Capital Securities. In order for Original Capital Securities to be tendered by a means other than by book-entry transfer, a Letter of Transmittal must be completed and signed in accordance with the instructions contained therein. The Letter of Transmittal and any other documents required by the Letter of Transmittal must be delivered to The Chase Manhattan Bank (the "Exchange Agent") by mail, facsimile, hand delivery or overnight courier and either such Original Capital Securities must be delivered to the Exchange Agent or specified procedures for guaranteed delivery must be complied with. See "The Exchange Offer--Procedures for Tendering Original Capital Securities."

                                 Letters of Transmittal and certificates
                                 representing Original Capital Securities should not be sent to the Corporation. Such documents should be sent only to the Exchange Agent.

Resales of Exchange Capital      The Trust is making the Exchange Offer in
Securities...................... reliance upon the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the
                                 Exchange Offer as it has in such
                                 interpretive letters to third parties.
                                 Based upon these interpretations by the
                                 staff of the Division of Corporation
                                 Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof
                                 (other than a holder who is a broker-
                                 dealer) without further compliance with
                                 the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital
                                 Securities are acquired in the ordinary
                                 course of such holder's business
                                 and that such holder is not
                                 participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities.
                                 However, any holder of Original Capital
                                 Securities who is an "affiliate" of the
                                 Corporation or the Trust or who intends
                                 to participate in the Exchange Offer for the purpose of distributing Exchange
                                 Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule
                                 144A under the Securities Act ("Rule
                                 144A") or any other available exemption
                                 under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation
                                 Finance of the Commission set forth in
                                 the above-mentioned interpretive letters,
                                 (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities
                                 Act in connection with any sale or other transfer of such Original Capital
                                 Securities unless such sale is made
                                 pursuant to an exemption from such
                                 requirements. In addition, as described
                                 below, if any broker-dealer holds
                                 Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital
                                 Securities for Exchange Capital
                                 Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                                 Each holder of Original Capital
                                 Securities who wishes to exchange
                                 Original Capital Securities for Exchange
                                 Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
                                 Act) of such Exchange Capital Securities.
                                 In addition, the Corporation and the
                                 Trust may require such holder, as a
                                 condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital

                                 Securities for its own account as the
                                 result of market-making activities or
                                 other trading activities and must agree
                                 that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, prior to the close of business on the 180th day following the Expiration Date this Prospectus will be available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in "The Exchange Offer

                                 --Exchange Agent." Any Participating
                                 Broker-Dealer who is an "affiliate" of
                                 the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

                                 In that regard, each Participating Broker-
                                 Dealer who surrenders Original Capital
                                 Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Exchange Agent.................. The exchange agent with respect to the
                                 Exchange Offer is The Chase Manhattan Bank.
                                 The addresses, and telephone and
                                 facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds................. Neither the Corporation or the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds."

Certain United States Federal
 Income Tax Consequences; ERISA
 Considerations.................
                                 Holders of Original Capital Securities should review the Information set forth in "Certain Federal Income Tax Consequences" and "ERISA Considerations" prior to tendering Original Capital Securities in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities offered.............. Up to $125,000,000 aggregate principal
                                 Liquidation Amount of the Trust's Exchange
                                 Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Exchange Capital Security). The Exchange Capital Securities will be issued and the Original Capital Securities were issued under the Trust Agreement. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer and Description of Exchange Securities."

Distribution dates.............. June 15 and December 15 of each year, commencing June 15, 1998.

Extension periods............... Distributions on Exchange Capital
                                 Securities will be deferred for the
                                 duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Exchange Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date, each extension period will terminate as to all Exchange Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture), and any Extension Period will terminate as to any Exchange Junior Subordinated Debenture to be redeemed pursuant to the occurrence and continuation of a Special Event on the applicable Redemption Date. See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking......................... The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Original Capital Securities and the Common Securities except as described in "Description of Exchange Securities--Description of
                                 Exchange Capital Securities--
                                 Subordination of Common Securities." The
                                 Exchange Junior Subordinated Debentures
                                 will rank pari passu with the Original
                                 Junior Subordinated Debentures and all
                                 other junior subordinated debentures to
                                 be issued by the Corporation ("Other
                                 Debentures"), which will be issued and
                                 sold (if at all) to other trusts to be
                                 established by the Corporation (if any), in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Exchange Securities--Description of Exchange
                                 Junior Subordinated Debentures." The
                                 Exchange Guarantee will rank pari passu
                                 with the Original Guarantee and all other guarantees (if any) to be issued by the Corporation with respect to capital or preferred securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See "Description of Exchange Securities--Description of
                                 Exchange Guarantee."

Redemption...................... The Trust Securities will be subject to mandatory redemption in a Like Amount,
                                 (i) in whole but not in part, on the
                                 Stated Maturity Date upon repayment of
                                 the Junior Subordinated Debentures, at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures, and (ii) in whole but not in part, at any time upon the occurrence and continuation of a Special Event at a Redemption Price equal to the Special Event Prepayment Price. See "Description of Exchange Securities-- Description of Exchange Capital Securities--Redemption."

Ratings......................... The Original Capital Securities are rated
                                 "a3" by Moody's Investors Service, Inc.
                                 and "BBB+" by Standard & Poor's Rating
                                 Services, a division of The McGraw Hill
                                 Companies, Inc.

Transfer restrictions........... The Exchange Capital Securities will be issued, and may be transferred, only in
                                 minimum denominations of not less than
                                 $1,000. See "Description of Exchange
                                 Securities--Description of Exchange
                                 Capital Securities--Restrictions on
                                 Transfer." Any such transfer of Exchange
                                 Capital Securities in denominations of
                                 less than $1,000 shall be deemed to be
                                 void and of no legal effect whatsoever.

Absence of market for the        The Exchange Capital Securities will be a new
 Capital Securities............. issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Trust and the Corporation that they each currently intend to make a market in the Capital Securities, the Initial
                                 Purchasers are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Capital
                                 Securities. The Trust and the Corporation do not intend to apply for listing of the Capital Securities on any securities exchange or for quotation through Nasdaq. See "Plan of Distribution."

  For additional information regarding the Capital Securities, see "Description of Exchange Securities" and "Certain Federal Income Tax Consequences."

                                 RISK FACTORS

  Holders of Original Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Guarantee issued by it for the benefit of the holders of Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness (as defined). In addition, in the case of a bankruptcy or insolvency proceeding, the Corporation's obligations under the Guarantee will also rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation. At September 30, 1997 the aggregate principal amount of outstanding Senior Indebtedness was approximately $58 million and the aggregate principal amount of Senior Indebtedness after giving effect to the Unionamerica Acquisition was approximately $103 million. Immediately after the sale of the Original Capital Securities and the application of the net proceeds thereof, the Corporation did not have any Senior Indebtedness outstanding. However, the Corporation intends to maintain a credit facility, borrowings under which, if incurred, would constitute Senior Indebtedness. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures-- Subordination." None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or by any subsidiary. See "Description of Exchange Securities--Description of Exchange Guarantee--Status of the Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures--Subordination." The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Trust's receipt of payments on the Junior Subordinated Debentures from the Corporation as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

  So long as no Debenture Event of Default (as defined below) shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that (i) no Extension Period may extend beyond the Stated Maturity Date, (ii) any Extension Period will terminate as to all Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture), and (iii) any Extension Period will terminate as to any Junior Subordinated Debenture to be redeemed on the applicable Redemption Date. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 7 5/8% per annum to the extent permitted by applicable law as respects the Debentures, compounded semi-annually from the relevant payment date for such Distributions during any such Extension Period.

  Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 7 5/8%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities-- Distributions" and "--Description of Exchange Junior Subordinated Debentures-- Option to Extend Interest Payment Date."

  Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount

("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

  Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities that are not subject to such deferrals.

  Although the Corporation has the right to exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Corporation has no current intention to defer payments of interest on such Junior Subordinated Debentures.

SPECIAL EVENT REDEMPTION

  Upon the occurrence and continuation of a Special Event (as defined under "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment"), the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. See "Description of Exchange Securities--Description of Exchange Capital Securities-- Redemption" and "Certain Federal Income Tax Consequences."

PROPOSED TAX LEGISLATION

  On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury proposed legislation that, among other things, would have denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. The Taxpayer Relief Act of 1997, enacted on August 7, 1997, did not contain these provisions. There can be no assurance, however, that developments such as a change in law or applicable Regulations or a decided case will not occur after the date hereof, which would adversely affect the tax treatment of the Junior Subordinated Debentures, or that any legislation enacted after the date hereof would not cause a Tax Event that may result in a redemption of the Junior Subordinated Debentures at the Special Event Prepayment Price and, consequently, the Trust Securities at the Special Event Redemption Price. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and
"--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

  The Chase Manhattan Bank will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Property Trustee and as Debenture Trustee under the Indenture. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "--Description of Exchange Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

  The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Corporation that may adversely affect such holders.

LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee and the holders of all of the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with other provisions of the Trust Agreement or to ensure that the Trust (i) will not be classified as a corporation or any other entity subject to taxation for United States federal income tax purposes or (ii) will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"). See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Administrative Trustees."

INTEGRATION OF MMI AND UNIONAMERICA

  MMI believes that the Unionamerica Acquisition will result in certain benefits. Achieving these benefits will depend in part upon the integration of the businesses of MMI and Unionamerica in an efficient manner, and there can be no assurance that this will occur. The transition to a combined company will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition process could have an adverse effect on the revenues and operating results of the Corporation.

INDUSTRY FACTORS AND COMPETITION MAY INFLUENCE FUTURE RESULTS

  The medical malpractice business environment is currently in a prolonged soft market, where competitive pricing pressures have reduced the opportunity for MMI to obtain rate increases and thereby revenue growth. Many factors influence the financial results of the medical malpractice insurance and reinsurance businesses, several of which are beyond the control of MMI. The supply of insurance, or the industry's underwriting capacity, is determined principally by the industry's level of capitalization, historical underwriting results, returns on investment and perceived premium rate adequacy. MMI competes with numerous insurance companies and consulting businesses, many of which have greater financial resources than does MMI. These factors, together with competitive pricing, could result in fluctuations in underwriting results and net income.

UNDERWRITING LOSSES AND RESERVES ARE BASED UPON ESTIMATES

  The reserves for losses and loss adjustment expenses established by MMI are estimates of amounts needed to pay reported and unreported claims and related loss adjustment expenses. The estimates are based on assumptions related to the ultimate cost of settling such claims. If the reserves are inadequate, MMI will be required to increase its reserves and thus reduce its net income in the period in which the deficiency is identified. Unanticipated underwriting losses or materially underestimated reserves could have a material adverse effect on MMI.

ABILITY OF REINSURERS TO PAY CLAIMS

  In order to reduce risk and to increase its underwriting capacity, MMI obtains reinsurance from unaffiliated reinsurers, although it generally retains a portion of each risk reinsured. MMI is subject to credit risk with respect to its reinsurers because reinsurance does not relieve the ceding company of liability to its insureds for the risks ceded to reinsurers. Although MMI believes that its and Unionamerica's reinsurance is maintained with financially stable reinsurers and that any reinsurance security maintained is adequate to protect its interests, a reinsurer's insolvency or inability to make payments under the terms of a reinsurance treaty could have a material adverse effect on MMI.

HOLDING COMPANY STRUCTURE AND RESTRICTIONS ON INSURANCE SUBSIDIARIES

  As a holding company, MMI depends on dividends and other permitted payments from its subsidiaries to meet its cash needs, including servicing its debt (including the Junior Subordinated Debentures) and paying stockholder dividends. The Missouri and Illinois insurance laws and regulations impose restrictions on the amount of dividends that may be paid to stockholders by insurance companies domiciled in the respective states without prior approval of the Director of Insurance in such states. American Continental Insurance Company, a subsidiary of MMI ("ACIC"), may not, without the prior approval of the Missouri Director of Insurance, pay a dividend that, together with any other dividends paid within the twelve month period ending on the date when the dividend will be paid, exceeds the lesser of ACIC's net investment income for the prior calendar year or ten percent of its statutory surplus as of December 31 of the prior calendar year. Health Providers Insurance Company, another MMI subsidiary ("HPIC"), may not, without the prior approval of the Illinois Director of Insurance, pay a dividend that, together with any other dividends paid within the twelve-month period ending on the date when the dividend will be paid, exceeds the greater of ten percent of its statutory surplus as of December 31 of the prior calendar year or net income for the prior calendar year.

  In connection with Unionamerica's authorization in the U.K., the Secretary of State for Trade and Industry acting through the Insurance Directorate of the U.K. Department of Trade and Industry ("DTI") has set forth Unionamerica Insurance Company Limited's Notice of Requirements, the provisions of which include, among other things, that Unionamerica Insurance Company Limited may not pay any dividends unless it has given the DTI 14 days advance notice and the DTI has not objected. The DTI has the power to prohibit or require Unionamerica Insurance Company Limited to reduce the amount of a dividend, restrict the amount of its writings and to prohibit transactions by Unionamerica Insurance Company Limited with affiliates.

REGULATION

  MMI's insurance subsidiaries, and Unionamerica and its subsidiaries, are subject to supervision and regulation of their businesses and financial condition by the jurisdictions in which they transact business. The primary purpose of such supervision and regulation is the protection of the interests of policyholders as opposed to the interests of the holders of securities of MMI or the Trust. Such supervision and regulation generally derives from statutes which delegate broad regulatory, supervisory and administrative authority to insurance departments and other governmental entities. In addition to state-imposed insurance laws and regulations, MMI is subject to statutory accounting practices and the reporting format of the National Association of Insurance Commissioners (the "NAIC"). The NAIC and many states have adopted risk based capital formulae to establish minimum capital and surplus requirements for insurance companies and a model act for regulation of such companies. The risk based capital formula measures a company's asset risk, insurance risk, interest rate risk and business risk. As of December 31, 1996, the surplus of each of MMI's insurance subsidiaries exceeded the minimum requirements under the NAIC formula. The impact on MMI of any changes in these laws, or of changes in or the adoption of any other laws or regulations, cannot be predicted. Unionamerica Insurance Company Limited is a U.K.- authorized insurance company subject to regulation and supervision in the U.K. under U.K. domestic and European Community law. The U.K. Insurance Companies Act 1982, as amended, imposes on U.K. insurance companies solvency and liquidity standards and auditing and reporting requirements, and further grants to the DTI powers to supervise, investigate and intervene in the affairs of insurance companies. Unionamerica Insurance Company Limited is subject to a Notice of Requirements issued by the DTI which, among other things, restricts Unionamerica Insurance Company Limited from entering into certain transactions with affiliates and sets a ceiling on the annual amount of gross premiums that may be written by it. In addition, before it may pay any dividend, Unionamerica Insurance Company Limited is required to give 14 days' advance notice to the DTI, which has the ability to reduce or prohibit such payment. Unionamerica Insurance Company Limited is permitted to seek the approval of the DTI for an increase in the gross premiums ceiling in respect of one or more years and may do so depending on future business conditions. Neither Unionamerica nor any of its subsidiaries is incorporated or licensed as an insurance company in any jurisdiction of the U.S. Each state of the U.S. regulates to an extent the purchase of insurance and reinsurance by its citizens from alien insurers and reinsurers, such as Unionamerica. Recently, insurance regulation in the U.S., particularly as it relates to alien insurers and reinsurers, has been subject to increased scrutiny by the NAIC and legislative and regulatory bodies.

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

  The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

  The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount of Capital Securities have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

  The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by May 22, 1998 and declared effective by June 21, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement has been filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Exchange Securities."

ABSENCE OF PUBLIC MARKET

  The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Original Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

  If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

  Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Subject to the conditions set forth in "The Exchange Offer--Conditions to the Exchange Offer," delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) certificates for Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined in "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities") if the tendering holder does not deliver a Letter of Transmittal,
(ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under a duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

                              MMI COMPANIES, INC.

GENERAL

  MMI, through its subsidiaries, offers a comprehensive set of specialized insurance products and consulting services that are designed to assist healthcare providers to manage the business, clinical, insurable and financial risks associated with the delivery of healthcare. Since MMI's formation in 1983, the Corporation has, through acquisitions and internal growth, substantially increased its insurance assets and capital as well as the breadth of its products and services and its capacity to deliver them. According to A.M. Best, as of December 31, 1996 MMI ranked as the 8th largest medical malpractice insurer in the United States based on direct premiums written. The Corporation's business is organized into three operating groups:

  The Insurance Group generates medical malpractice and life and health insurance premiums by underwriting primarily professional and general liability insurance and reinsurance for healthcare providers, including hospitals, healthcare systems and physician groups. The Corporation markets its products and services directly and through insurance brokers to facilitate the development and maintenance of a close working relationship with its healthcare industry clients. ACIC and HPIC, which are MMI's principal property and casualty insurance subsidiaries (other than Unionamerica), are rated "A" (Excellent), by A.M. Best.

  The Strategic Management Consulting Group generates fee income by providing healthcare clients with consulting services, including strategy development, healthcare system integration and development, managed care strategy design and implementation, hospital/physician alignment strategies, business process reengineering, employee relations and human resource consulting services and patient billing and coding services. The Corporation's principal strategic consulting subsidiary is McManis Associates, a Washington, D.C.-based management and research consulting firm founded in 1964 and acquired by MMI in 1993. Since being acquired by MMI, McManis Associates has increased its capacity to provide consulting services to a wider geographic area by adding senior consultants in certain of the Corporation's offices throughout the United States.

  The Healthcare Services Group generates fee income by providing clinical risk modification services, education programs, information services, managed care and third party administrative services and physician credentials verification. Because of the close relationship between clinical and insurable risks, the Corporation integrates its professional liability insurance with its risk management services and does not offer such insurance or certain of its risk management programs on a stand alone basis. Accordingly, insurance clients are required to purchase a specific set of risk modification services consisting of consulting, education and information in order to have access to the Corporation's professional liability coverage.

  At September 30, 1997 on a consolidated basis the Corporation had stockholders' equity of approximately $276 million, total assets of $1.1 billion and 732 employees. For the year ended December 31, 1996 the Corporation had total consolidated revenues of $243 million, which included $164 million of premiums earned and $35 million of consulting and fee income, and net income of $21 million.

STRATEGIC RATIONALE FOR THE UNIONAMERICA ACQUISITION

  On December 11, 1997 MMI closed the Unionamerica Acquisition. MMI believes that its target market, the healthcare industry, is undergoing structural change and organizational consolidation. MMI further believes that the medical malpractice industry is also undergoing consolidation, partly in response to the dynamics of its target market. MMI believes that current market conditions favor larger, strongly capitalized companies with multiple licenses, broad distribution systems and a full complement of insurance and risk management products and services. Consequently, a key element of MMI's business strategy has been to seek growth through acquisition in order to achieve these objectives.

  MMI believes that the acquisition of Unionamerica offers MMI an opportunity to improve its competitive position. A substantial portion of Unionamerica's business involves operating as a reinsurer of medical malpractice insurance companies throughout the United States. This distribution system affords MMI an opportunity to increase significantly its medical malpractice assumed reinsurance premium writings by virtue of the Unionamerica Acquisition. It is MMI's present intention to retain the existing management and business plans of Unionamerica and to continue to operate Unionamerica as a distinct business entity at its present location in London.

  The medical malpractice business environment is currently in a prolonged soft market, where competitive pricing pressures have reduced the opportunity for MMI to obtain rate increases and thereby revenue growth. Unionamerica's business plan includes prospects for premium growth in areas outside of the medical malpractice line of business, including both United States property and casualty lines and London market and European property and casualty lines, and MMI believes that Unionamerica's management has the background and experience to manage such growth profitably.

DESCRIPTION OF UNIONAMERICA

  Founded in 1971, Unionamerica is a specialty casualty and property reinsurer and insurer operating in the London-based reinsurance and insurance market. Unionamerica's core business is professional indemnity reinsurance (including malpractice reinsurance for groups of healthcare providers, lawyers and other professionals), as well as casualty reinsurance and insurance for a variety of U.S. single industry and/or single state risks. In addition, Unionamerica selectively underwrites other risks where it has underwriting expertise and when management believes market conditions relating to pricing and terms are attractive. In 1997 these coverages primarily included individual property risk, automobile physical damage and property catastrophe coverages. The claims paying ability of Unionamerica's principal property and casualty insurance subsidiary, Unionamerica Insurance Company Limited, is rated "A"
(Good) by Standard & Poor's Rating Service. Unionamerica Insurance Company Limited is rated "A-" (Excellent), by A.M. Best.

  Of the $153 million of gross premiums written by Unionamerica in 1996 (stated before a prior year adjustment of $7 million, mainly as a result of adjustments in estimates for Unionamerica's 1995 surplus lines premium income), 80.1% were in specialty casualty lines, 63.7% were in reinsurance and 83.2% were attributable to U.S. insureds and reinsureds. At September 30, 1997 Unionamerica had stockholders' equity of $118 million, total assets of $776 million, and 66 employees, all of whom are located in London. In 1996 Unionamerica had revenues of $146 million, which included net premiums earned of $117 million. Unionamerica's net income in 1996 totaled $19 million.

THE UNIONAMERICA ACQUISITION

  On December 11, 1997 the Corporation acquired 99% of the issued and outstanding Ordinary Shares of Unionamerica, all of which are represented by Unionamerica ADSs. MMI intends to apply the compulsory acquisition procedures set forth in the Companies Act 1985 of Great Britain to acquire all of the remaining Unionamerica ADSs. Pursuant to the Unionamerica Acquisition, each Unionamerica ADS was converted into the right to receive 0.836 shares of common stock of MMI. MMI and Unionamerica intend that the Unionamerica Acquisition will be treated as a tax-free reorganization and that it will be accounted for as a pooling-of-interests under generally accepted accounting principles ("GAAP").

  Ian G. Sinclair and Robert A. Spass were elected to the MMI Board of Directors effective January 1, 1998 and MMI has agreed to use its best efforts at MMI's 1998 Annual Meeting to nominate and to cause them to be elected to one full three-year term. Ian G. Sinclair is Chief Executive Officer of Unionamerica Insurance Company Limited and Robert A. Spass is the former Chairman of the Board of Directors of Unionamerica.

  MMI is a Delaware corporation with its principal office located at 540 Lake Cook Road, Deerfield, Illinois, 60015. MMI's telephone number is (847) 940-7550.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma condensed combined financial information for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997 is derived from the historical financial statements of MMI and Unionamerica incorporated by reference in this Prospectus, reflects the Unionamerica Acquisition and gives effect to the offering of the Original Capital Securities. The following unaudited condensed combined balance sheet combines the unaudited balance sheets of MMI and Unionamerica as of September 30, 1997 and gives effect to the offering of the Original Capital Securities. The following unaudited condensed combined statements of income combine the audited statements of income for MMI and Unionamerica for the year ended December 31, 1996 as well as the unaudited statements of income for the nine-month period ended September 30, 1997 and give effect to the offering of the Original Capital Securities.

  The pro forma combined financial information does not purport to represent what the combined financial position or results of operations actually would have been if the Unionamerica Acquisition and the offering of the Original Capital Securities had been completed at the beginning of the periods presented or which may be obtained in the future. Results for interim periods are not necessarily indicative of results for the full year. The pro forma adjustments are based upon available information and certain assumptions that the Corporation currently believes are reasonable under the circumstances. The information presented below should be read in conjunction with the historical financial statements of MMI and Unionamerica incorporated by reference in this Prospectus.

  The pro forma financial information has been prepared assuming the Unionamerica Acquisition is accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the historical financial statements of the combined companies are retroactively combined (after elimination of intercompany transactions) as if the companies had always operated as a single entity. The pro forma condensed combined statements of income are prepared assuming the Unionamerica Acquisition and the offering of the Original Capital Securities occurred at the beginning of the earliest period presented, and the pro forma condensed combined balance sheet is prepared assuming the Unionamerica Acquisition and the offering of the Original Capital Securities occurred on the balance sheet date. The unaudited pro forma condensed combined financial information has been included for information purposes only and was prepared pursuant to the rules and regulations of the Commission.

                              MMI COMPANIES, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)
                                   UNAUDITED

                                                  PRO FORMA
                            MMI     UNIONAMERICA ADJUSTMENTS
                         COMPANIES,   HOLDINGS       AND         NOTE    PRO FORMA
                            INC.        PLC      ELIMINATIONS REFERENCE   COMBINED
ASSETS                   ---------- ------------ ------------ ---------- ----------
Cash and investments
  Fixed maturities...... $  691,109   $406,049     $                     $1,097,158
  Equity securities.....     51,802      3,222                               55,024
  Cash and short-term
   investments..........     36,241     18,250       15,948      (a)         70,439
                         ----------   --------     --------              ----------
                            779,152    427,521       15,948               1,222,621
Other assets
  Premiums and fees
   receivable...........     70,886    143,012                              213,898
  Reinsurance
   recoverable on unpaid
   losses...............    109,725    150,779       (7,212)     (b)        253,292
  Accrued investment
   income...............     10,549      7,567                               18,116
  Deferred income taxes.     44,960        --                                44,960
  Other.................     68,810     47,378         (929)     (c)        115,259
                         ----------   --------     --------              ----------
                         $1,084,082   $776,257     $  7,807              $1,868,146
                         ==========   ========     ========              ==========
LIABILITIES,
MINORITY INTEREST AND
STOCKHOLDERS' EQUITY
Liabilities
  Policy liabilities
    Loss and loss
     adjustment expense
     reserves........... $  628,951   $483,599     $ (7,212)     (b)     $1,105,338
    Unearned premium
     reserves...........     72,441     84,339         (929)     (c)        155,851
    Future life policy
     benefits...........      8,460        --                                 8,460
                         ----------   --------     --------              ----------
                            709,852    567,938       (8,141)              1,269,649
  Accrued expenses and
   other liabilities....     19,120     24,064                               43,184
  Insurance balances
   payable..............     21,294     19,929                               41,223
  Long-term debt........     58,000     45,000     (103,000)     (a)            --
                         ----------   --------     --------              ----------
                            808,266    656,931     (111,141)              1,354,056
Minority interest.......        --       1,277                                1,277
Corporation-obligated,
 mandatorily
  redeemable preferred
   securities of
   subsidiary trust
   holding solely junior
   subordinated
   debentures of the
   Corporation..........        --         --       118,948      (a)        118,948
Stockholders' equity
  Common Stock..........      1,170        381          330      (d)          1,881
  Other.................    274,646    117,668         (330)     (d)        391,984
                         ----------   --------     --------              ----------
                            275,816    118,049          --                  393,865
                         ----------   --------     --------              ----------
                         $1,084,082   $776,257     $  7,807              $1,868,146
                         ==========   ========     ========              ==========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

                              MMI COMPANIES, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                   PRO FORMA
                             MMI                  ADJUSTMENTS
                          COMPANIES, UNIONAMERICA     AND        NOTE    PRO FORMA
                             INC.    HOLDINGS PLC ELIMINATIONS REFERENCE COMBINED
                          ---------- ------------ ------------ --------- ---------
Revenues
  Insurance premiums
   earned...............   $118,621    $ 84,132     $                    $202,753
  Consulting and fee
   income...............     38,800         --                             38,800
  Net investment income.     35,568      21,647                            57,215
  Realized gains
   (losses) on
   investments..........      2,303        (684)                            1,619
                           --------    --------     -------              --------
    Total revenues......    195,292     105,095                           300,387
Losses and expenses
  Losses and loss
   adjustment expenses..     97,507      47,836                           145,343
  Insurance and
   administrative
   expenses.............     72,079      36,218                           108,297
  Interest expense......      2,682       1,841      (4,523)      (e)         --
                           --------    --------     -------              --------
    Total losses and
     expenses...........    172,268      85,895      (4,523)              253,640
                           --------    --------     -------              --------
    Income from
     continuing
     operations before
     income taxes,
     distributions on
     Capital Securities
     and extraordinary
     loss...............     23,024      19,200       4,523                46,747
Income taxes............      1,861       6,426       1,546       (e)       9,833
                           --------    --------     -------              --------
    Income from
     continuing
     operations before
     distributions on
     Capital Securities
     and extraordinary
     loss...............     21,163      12,774       2,977                36,914
Distributions on Capital
 Securities, net of
 taxes..................        --          --        4,745       (e)       4,745
                           --------    --------     -------              --------
    Income from
     continuing
     operations before
     extraordinary loss.     21,163      12,774      (1,768)               32,169
Extraordinary loss, net
 of income taxes........        --          267                               267
                           --------    --------     -------              --------
    Income from
     continuing
     operations
     available to common
     stockholders.......   $ 21,163    $ 12,507     $(1,768)             $ 31,902
                           ========    ========     =======              ========
Income from continuing
 operations before
 extraordinary loss per
 common and common
 equivalent share.......   $   1.76    $   1.44                          $   1.66
                           ========    ========                          ========
Income from continuing
 operations per common
 and common equivalent
 share..................   $   1.76    $   1.41                          $   1.64
                           ========    ========                          ========
Weighted average number
 of common and common
 equivalent shares
 outstanding............     12,023       8,848      (1,451)               19,420
                           ========    ========     =======              ========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

                              MMI COMPANIES, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                   PRO FORMA
                             MMI                  ADJUSTMENTS
                          COMPANIES, UNIONAMERICA     AND        NOTE    PRO FORMA
                             INC.    HOLDINGS PLC ELIMINATIONS REFERENCE COMBINED
                          ---------- ------------ ------------ --------- ---------
Revenues
  Insurance premiums
   earned...............   $164,409    $116,982     $                    $281,391
  Consulting and fee
   income...............     34,535         --                             34,535
  Net investment income.     44,274      29,407                            73,681
  Realized losses on
   investments..........        (40)       (850)                             (890)
                           --------    --------     -------              --------
    Total revenues......    243,178     145,539                           388,717
Losses and expenses
  Losses and loss
   adjustment expenses..    135,786      72,990                           208,776
  Insurance and
   administrative
   expenses.............     77,026      41,383                           118,409
  Interest expense......      3,397       2,686      (6,083)      (e)         --
                           --------    --------     -------              --------
    Total losses and
     expenses...........    216,209     117,059      (6,083)              327,185
                           --------    --------     -------              --------
    Income from
     continuing
     operations before
     income taxes and
     distributions on
     Capital Securities.     26,969      28,480       6,083                61,532
Income taxes............        854       9,375       2,075       (e)      12,304
                           --------    --------     -------              --------
    Income from
     continuing
     operations before
     distributions on
     Capital Securities.     26,115      19,105       4,008                49,228
Distributions on Capital
 Securities, net of
 taxes..................        --          --        6,326       (e)       6,326
                           --------    --------     -------              --------
    Income from
     continuing
     operations
     available to common
     stockholders.......   $ 26,115    $ 19,105     $(2,318)             $ 42,902
                           ========    ========     =======              ========
Income from continuing
 operations per common
 and common equivalent
 share..................   $   2.42    $   2.18                          $   2.37
                           ========    ========                          ========
Weighted average number
 of common and common
 equivalent shares
 outstanding............     10,770       8,754      (1,436)               18,088
                           ========    ========     =======              ========


   See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(a) The following adjustments reflect the transactions contemplated by the offering of the Original Capital Securities (dollars in thousands):

                                                                  SEPTEMBER 30,
                                                                      1997
                                                                  -------------
        Sources of funds:
          Proceeds from offering of the Original Capital
           Securities............................................   $124,551
          Estimated issuance costs and settlement of interest
           rate lock adjustments accounted for as a qualified
           hedge.................................................      5,603
                                                                    --------
                                                                    $118,948
                                                                    ========
        Use of funds:
          Payment of bank debt...................................   $103,000
          Available for general corporate purposes...............     15,948
                                                                    --------
                                                                    $118,948
                                                                    ========

(b) To eliminate loss and loss adjustment expense reserves ceded to Unionamerica Insurance Company Limited by ACIC, a subsidiary of MMI. Pro forma adjustments to the income statement to eliminate the effect of reinsurance of ACIC by Unionamerica are not necessary because the income statement is presented net of reinsurance and there is no material difference in the carrying values of reinsurance balances between ACIC and Unionamerica.

(c) To eliminate the effect of unearned premium reserves ceded by ACIC to Unionamerica Insurance Company Limited.

(d) To adjust the pro forma aggregate par value of MMI common stock outstanding to reflect the conversion of 100% of the outstanding Unionamerica ADSs into the right to receive MMI common stock at an exchange ratio of 0.836 shares of MMI common stock per Unionamerica ADS.

(e) The following adjustments reflect the transactions contemplated by the offering of the Original Capital Securities (dollars in thousands):

                                             YEAR ENDED     NINE MONTHS ENDED
                                          DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                          ----------------- ------------------
     Interest expense--to eliminate
      interest expense due to payment of
      bank debt..........................      $(6,083)          $(4,523)
     Income taxes--to record income tax
      effect of the pro forma adjustment
      above..............................        2,075             1,546
     Distributions on Capital Securities
      at 7.625% (4.96% net of taxes) and
      amortization of issuance costs,
      loss on interest rate lock and
      discount over 30 years.............        6,326             4,745

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain obligations of the Corporation under the Registration Rights Agreement. Neither the Corporation nor the Trust will receive any proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. The Corporation has agreed to pay the expenses of the Exchange Offer. In consideration for issuing the Exchange Capital Securities as contemplated in this Prospectus, the Trust will receive, in exchange, Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled and cannot be re-issued.

  The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Original Capital Securities were approximately $125 million. All of the proceeds from the sale of the Capital Securities were invested by the Trust in the Junior Subordinated Debentures. The Corporation used approximately $103 million of net proceeds from the sale of the Junior Subordinated Debentures to pay all of the Corporation's previously existing bank debt of approximately $58 million and Unionamerica's previously existing bank debt of approximately $45 million. None of such bank debt of the Corporation was incurred within the last twelve months; and $10 million of such Unionamerica bank debt was incurred within the last twelve months to acquire a minority interest in JMA Holdings Limited, the parent of Jago Managing Agency Limited. The remaining net proceeds of approximately $16 million will be used for general corporate purposes, which may include other acquisitions and investments in, or extensions of credit to, MMI's subsidiaries. Pending such uses of the remaining net proceeds, the Corporation will invest the remaining net proceeds of the offering of the Original Capital Securities in short-term, interest-bearing obligations.

                      RATIOS OF EARNINGS TO FIXED CHARGES
     AND EARNINGS TO FIXED CHARGES AND DISTRIBUTIONS ON CAPITAL SECURITIES

  The following table sets forth the Corporation's ratios of earnings to fixed charges and earnings to fixed charges and distributions on Capital Securities:

                                                                   NINE MONTHS
                                         YEARS ENDED DECEMBER 31,     ENDED
                                         ------------------------ SEPTEMBER 30,
                                         1992 1993 1994 1995 1996     1997
                                         ---- ---- ---- ---- ---- -------------
Ratio of earnings to fixed charges (1).. 3.3  7.9  6.8  7.3  7.1       7.5
Pro forma ratio of earnings to fixed
 charges and distributions on Capital
 Securities (2).........................  --   --   --   --  5.7       5.7

--------
(1) Does not include distributions on Capital Securities.
(2) Gives effect to the Unionamerica Acquisition.

  For purposes of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before income taxes and fixed charges. Fixed charges include all interest expense, distributions on Capital Securities (except where noted) and the proportion deemed representative of the interest factor of rent expense. The table also presents the pro forma ratios of earnings to fixed charges for the nine months ended September 30, 1997 and for the year ended December 31, 1996 as if the Unionamerica Acquisition had been consummated as of the beginning of each period presented.

                                CAPITALIZATION

  The following table sets forth the unaudited consolidated capitalization of the Corporation as of September 30, 1997 and as adjusted to give effect to the consummation of the offering of the Original Capital Securities (after giving effect to the Initial Purchasers' compensation) and the Unionamerica Acquisition on a pooling-of-interests basis. The issuance of Exchange Capital Securities will have no effect on the capitalization of the Corporation. The following data should be read in conjunction with the financial information included in the Corporation's and Unionamerica's Quarterly Reports on Form 10-Q for the quarter ended September 30, 1997 which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                                         SEPTEMBER 30, 1997
                                                      -------------------------
                                                               AS ADJUSTED FOR
                                                                 OFFERING OF
                                                               ORIGINAL CAPITAL
                                                                SECURITIES AND
                                                                 UNIONAMERICA
                                                       ACTUAL    ACQUISITION
                                                      -------- ----------------
                                                           (IN THOUSANDS)
Total long-term debt................................. $ 58,000     $    --
Corporation-obligated, mandatorily redeemable
 preferred securities of subsidiary trust holding
 solely junior subordinated debentures of the
 Corporation(1)......................................      --       118,948
Total stockholders' equity...........................  275,816      393,865
                                                      --------     --------
Total capitalization................................. $333,816     $512,813
                                                      ========     ========

--------
(1) The Trust is a subsidiary of the Corporation and holds the Junior Subordinated Debentures as its sole asset.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

MMI COMPANIES, INC.

  The following table sets forth selected consolidated financial information of MMI for each of the years in the five-year period ended December 31, 1996 and for each of the nine-month periods ended September 30, 1996 and 1997. The balance sheet data as of December 31, 1992, 1993, 1994, 1995 and 1996 and the premium and income data for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 are derived from the audited consolidated financial statements of MMI. The selected data as of and for each of the nine-month periods ended September 30, 1996 and 1997 has been derived from the unaudited consolidated financial statements of MMI. In the opinion of MMI's management, the unaudited consolidated financial information includes all adjustments necessary for a fair presentation of the financial position and results of operations for such periods. Results for interim periods are not necessarily indicative of results for the full year. The selected consolidated financial information should be read in conjunction with MMI's consolidated financial statements and notes thereto incorporated by reference in this Prospectus.

                                                                                          NINE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,                             SEPTEMBER 30,
                           ----------------------------------------------------------   -----------------------
                            1992(1)      1993       1994(2)      1995         1996         1996         1997
                           ---------   ---------   ---------   ---------   ----------   ----------   ----------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
PREMIUMS AND INCOME DATA:
Gross premiums written...   $136,744    $161,421    $184,791    $210,752    $ 214,326    $ 170,516    $ 171,491
Net premiums written.....    102,350     120,237     139,800     161,188      167,392      131,737      131,487
Net premiums earned......    100,894     116,295     132,389     155,191      164,409      122,953      118,621
Consulting and fee
 income..................      5,924       6,962      18,602      22,336       34,535       25,044       38,800
Net investment income....     28,603      29,836      29,067      39,850       44,274       32,620       35,568
Net realized gains
 (losses) on investments.      6,653       1,771      (2,853)      1,367          (40)        (186)       2,303
Total revenues...........    142,074     154,864     177,205     218,744      243,178      180,431      195,292
Income from continuing
 operations(3)...........      6,683      14,181      15,051      22,695       26,115       19,935       21,163
 Per share(4)............       1.01        1.90        1.72        2.34         2.42         1.93         1.76
Cash dividends per common
 share...................       0.11        0.12        0.16        0.20         0.24         0.18         0.21
Weighted average number
 of common and common
 equivalent shares(4)....      6,613       7,483       8,763       9,683       10,770       10,334       12,023
BALANCE SHEET DATA (AT
 END OF PERIOD):
Cash and investments.....   $414,775    $472,754    $498,177    $744,061    $ 789,530    $ 764,142    $ 779,152
Total assets.............    558,998     643,773     693,804     982,678    1,058,018    1,041,557    1,084,082
Loss and loss adjustment
 expense reserves........    384,621     419,679     448,672     638,815      631,573      630,959      628,951
Long-term debt...........     23,000      16,000      28,000      49,000       58,000       58,000       58,000
Net unrealized gains
 (losses) on investments.        --          --       (7,237)     18,490       12,791        6,746       16,593
Stockholders' equity.....     76,966     116,503     123,059     186,463      251,966      232,750      275,816
Book value per share.....      11.96       13.56       14.28       19.27        21.67        20.84        23.58
GAAP RATIOS (5):
Loss ratio...............       86.6%       87.3%       85.1%       83.8%        82.6%        82.8%        82.2%
Expense ratio............       36.5        22.6        20.3        22.1         23.0         22.4         25.8
                           ---------   ---------   ---------   ---------   ----------   ----------   ----------
Combined ratio...........      123.1%      109.9%      105.4%      105.9%       105.6%       105.2%       108.0%
                           =========   =========   =========   =========   ==========   ==========   ==========

--------
(1) For 1992, income from continuing operations, operating income and GAAP ratios have been significantly affected by certain events relating to a special assessment by the State of Florida ($2,224), option termination expense ($557), a provision for reinsurance ($5,647) and interest income on a tax refund ($715).
(2) MMI adopted a new standard on accounting for investments in 1994.
(3) Income from continuing operations excludes amounts relating to segments that were discontinued in 1992. Losses from discontinued operations were $7,024 in 1992 and $5,100 in 1996. (See Note 14 to the Consolidated Financial Statements).
(4) Per share data and weighted average shares are presented on a fully diluted basis.
(5) GAAP ratios have been derived from the financial statements of ACIC, American Continental Life Insurance Company ("ACLIC"), and HPIC, from the date of its acquisition in 1995, as prepared on a GAAP basis for inclusion in MMI's consolidated financial statements. The loss ratio is the ratio of loss and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of insurance segment insurance and administrative expenses to net premiums earned. The combined ratio is the sum of the loss ratio and the expense ratio. Events described in Note 1 resulted in an increase in the GAAP combined ratio of 5.8 percentage points in 1992.
(6) MMI entered into business combinations as described in Note 2 to the Consolidated Financial Statements and acquired McManis Associates, Inc. in December 1993.

UNIONAMERICA HOLDINGS PLC

  The following table sets forth selected consolidated financial information of Unionamerica for each of the years in the five-year period ended December 31, 1996 and for each of the nine-month periods ended September 30, 1996 and 1997. The balance sheet data as of December 31, 1993, 1994, 1995 and 1996 and the premium and income data for the years ending December 31, 1992, 1993, 1994, 1995 and 1996 are derived from the audited consolidated financial statements of Unionamerica. The selected information as of and for each of the nine-month periods ended September 30, 1996 and 1997 and the balance sheet data as of December 31, 1992 has been extracted from the unaudited consolidated financial statements of Unionamerica. In the opinion of Unionamerica's management, the unaudited consolidated financial information includes all adjustments necessary for a fair presentation of the financial position and results of operations for such periods. Results for interim periods are not necessarily indicative of results for the full year. The selected consolidated financial information should be read in conjunction with Unionamerica's consolidated financial statements and notes thereto incorporated by reference in this Prospectus. Unionamerica's functional currency has been determined to be the U.S. dollar.

  Unionamerica acquired Unionamerica Insurance Company Limited from Continental Corporation on September 10, 1993 (the "UA Acquisition"). In this selected financial data, the statement of operations data for 1993 has been split into the pre-UA Acquisition period from January 1, 1993 to September 9, 1993 and the post-UA Acquisition period from September 10, 1993 to December 31, 1993. For convenience, these results have been combined on a pro forma basis under the caption "Combined Pro Forma Year Ended December 31, 1993."

                                                       PREDECESSOR COMPANY
                                                    -------------------------
                                                                 PERIOD FROM
                                                                  JANUARY 1,
                                                     YEAR ENDED    1993 TO
                                                    DECEMBER 31, SEPTEMBER 9,
                                                        1992         1993
                                                    ------------ ------------
PREMIUMS AND
 INCOME DATA:
Gross premiums
 written........                                      $130,407     $135,197
Net premiums
 written........                                       114,907      118,254
Net premiums
 earned.........                                       111,805       89,684
Net investment
 income.........                                        25,893       17,154
Net realized
 gains (losses)
 on
 investments(1).                                         4,536        4,672
Total revenues..                                       143,055      113,845
Income (loss)
 before
 extraordinary
 loss(2)........                                        14,050       13,964
Extraordinary
 loss, net of
 taxes(3).......                                           --           --
Net income
 (loss)
 available to
 ordinary
 shareholders...
Income (loss)
 per ordinary
 share:
 Income (loss)
  before
  extraordinary
  loss..........
 Extraordinary
  loss..........
 Net income
  (loss)
  available to
  ordinary
  shareholders..
Dividend per
 ordinary
 share(4).......
Weighted average
 number of
 shares and
 share
 equivalents....
BALANCE SHEET
 DATA (AT END OF
 PERIOD):
Cash and
 investments(5)(6).                                   $361,417
Total assets(6).                                       498,772
Loss and loss
 adjustment
 expense
 reserves(6)....                                       330,480
Long-term debt..                                           --
Redeemable
 preference
 shares.........                                           --
Net unrealized
 gains (losses)
 on investments.                                           --
Stockholders'
 equity.........                                        93,357
Book value per
 share..........                                           --
GAAP RATIOS:
Loss ratio......                                          76.8%        76.9%
Expense ratio...                                          32.8         26.7
                                                      --------     --------
Combined ratio..                                         109.6%       103.6%
--------------------------------------------------
                                                      ========     ========
                                                                                SUCCESSOR COMPANY
                                                    -------------------------------------------------------------------------------
                                                     PERIOD FROM    COMBINED                                       NINE MONTHS
                                                    SEPTEMBER 10,  PRO FORMA                                          ENDED
                                                       1993 TO     YEAR ENDED     YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                    DECEMBER 31,  DECEMBER 31, -------------------------------- -------------------
                                                        1993          1993       1994       1995       1996       1996      1997
                                                    ------------- ------------ ---------- ---------- ---------- --------- ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
PREMIUMS AND
 INCOME DATA:
Gross premiums
 written........                                      $ 10,756      $145,953   $ 140,401  $ 157,366  $ 145,897  $133,631  $135,457
Net premiums
 written........                                        10,742       128,996     124,584    137,207    122,725   112,431   112,230
Net premiums
 earned.........                                        36,009       125,693     135,587    117,712    116,982    94,068    84,132
Net investment
 income.........                                         6,217        23,371      22,083     23,086     29,407    22,570    21,647
Net realized
 gains (losses)
 on
 investments(1).                                           701         5,373     (32,408)       325       (850)     (989)     (684)
Total revenues..                                        43,060       156,905     125,262    141,123    145,539   115,649   105,095
Income (loss)
 before
 extraordinary
 loss(2)........                                         5,229        19,193      (6,791)    12,953     19,105    13,777    12,774
Extraordinary
 loss, net of
 taxes(3).......                                           --            --          --     (4,737)        --        --       (267)
Net income
 (loss)
 available to
 ordinary
 shareholders...                                         4,792                    (8,253)     6,699     19,105    13,777    12,507
Income (loss)
 per ordinary
 share:
 Income (loss)
  before
  extraordinary
  loss..........                                          1.00                     (1.85)      2.28       2.18      1.58      1.44
 Extraordinary
  loss..........                                           --                        --       (0.94)       --        --       (.03)
 Net income
  (loss)
  available to
  ordinary
  shareholders..                                          1.00                     (1.85)      1.34       2.18      1.58      1.41
Dividend per
 ordinary
 share(4).......                                           --                        --      0.0125     0.0500    0.0375    0.0375
Weighted average
 number of
 shares and
 share
 equivalents....                                         4,792           --        4,464      5,018      8,754     8,738     8,848
BALANCE SHEET
 DATA (AT END OF
 PERIOD):
Cash and
 investments(5)(6).                                   $380,394                  $350,872   $422,764   $425,393  $425,635  $427,521
Total assets(6).                                       793,977                   712,607    765,118    750,790   782,595   776,257
Loss and loss
 adjustment
 expense
 reserves(6)....                                       603,743                   559,263    561,055    524,153   540,028   483,599
Long-term debt..                                        76,000                    69,000     40,000     35,000    37,500    45,000
Redeemable
 preference
 shares.........                                        15,437                    16,899        --         --        --        --
Net unrealized
 gains (losses)
 on investments.                                        (3,442)                   (2,233)     4,219        665    (1,053)    2,785
Stockholders'
 equity.........                                        20,932                    13,893     85,803    103,200    96,259   118,049
Book value per
 share..........                                           --                       3.11      10.35      12.23     11.41     13.87
GAAP RATIOS:
Loss ratio......                                          61.4%         72.5%       64.7%      64.8%      62.4%     63.8%     56.9%
Expense ratio...                                          31.2          28.0        31.4       33.8       36.9      35.1      43.0
                                                    ------------- ------------ ---------- ---------- ---------- --------- ---------
Combined ratio..                                          92.6%        100.5%       96.1%      98.6%      99.3%     98.9%     99.9%
--------------------------------------------------
                                                    ============= ============ ========== ========== ========== ========= =========

-------
Footnotes on following page.

(1) In order to eliminate the ongoing effects on Unionamerica's results of operations of the amortization of UA Acquisition-related purchase premium on debt securities, Unionamerica sold substantially all of its debt securities in 1994. As a result of such sales, Unionamerica realized the remaining amount of such purchase premium $(28.2 million) as a realized loss during the year.
(2) Net income (loss) for the post-UA Acquisition period does not reflect issued or accrued dividends on Senior Preference Shares in issue from 1993 to 1995.
(3) The extraordinary loss in 1995 is in respect of the write-off of deferred financing costs in 1995 in the amount of $3.3 million pre-tax ($2.2 million after-tax) upon the refinancing of Unionamerica's prior long term debt together with a premium on early redemption of its subordinated loan notes in the amount of $2.5 million pre-tax ($2.5 million after tax). The extraordinary loss in 1997 is in respect of the write-off of deferred financing costs, net of tax, of $0.3 million upon the refinancing of long-term debt.
(4) Unionamerica declared its first dividend, a quarterly dividend, of $0.0125 per share of Unionamerica Common Stock on January 31, 1996 and has declared quarterly dividends of $0.0125 per share of Unionamerica Common Stock each quarter since that date.
(5) During 1995 Unionamerica received $63.1 million related to a commutation with Accord Re.
(6) At December 31, 1993, and all subsequent reporting dates, both assets and outstanding losses and loss adjustment expenses and unearned premiums were grossed-up separately to account for reinsurance recoverables in accordance with Statement of Financial Accounting Standards No. 113. Prior periods have not been similarly presented.

                              MMI CAPITAL TRUST I

  The Trust is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 15, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Securities-- Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to approximately 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's activities are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The Chase Manhattan Bank, as the Property Trustee, Chase Manhattan Bank Delaware, as the Delaware Trustee, and three Administrative Trustees who are officers of the Corporation.

  The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The Chase Manhattan Bank will also act as indenture trustee under the Guarantee and the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures." ChaseMellon Shareholder Services LLC, an affiliate of The Chase Manhattan Bank, acts for MMI as (i) transfer agent for its Common Stock and (ii) Agent under the Corporation's Shareholders Rights Plan, and served as Information Agent in connection with the Unionamerica Acquisition.

  The holders of the Common Securities of the Trust are, or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities will be, entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the Exchange Offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is 540 Lake Cook Road, Deerfield, IL 60015.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by May 22, 1998 and declared effective by June 21, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

  The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

  Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the Expiration Date, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and Exchange Junior Subordinated Debentures are being registered under the Securities Act concurrently with the Exchange Capital Securities.

TERMS OF THE EXCHANGE OFFER

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $125,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $125,000,000 million of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof, provided that, if any Original Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $125,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

  Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

  If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses" hereunder.

  NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO OTHER PERSON HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on
  , 1998 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to in "--Conditions to the Exchange Offer" hereunder have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described in "--Withdrawal Rights" hereunder, and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect.

  If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described in "--Withdrawal Rights" hereunder) promptly after the Expiration Date.

  Subject to the conditions set forth in "--Conditions to the Exchange Offer" hereunder, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when certificates for Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC. See "--Procedures for Tendering Original Capital Securities-- Book-Entry Transfer" hereunder. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Corporation and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Corporation's and the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation and the Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities which will not be held in global form by DTC or a nominee of DTC to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's and the Trust's acceptance for exchange of Original Capital Securities) or the Corporation and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described in "-- Withdrawal Rights" hereunder.

  Pursuant to an Agent's Message or a Letter of Transmittal, a holder of Original Capital Securities will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

 Valid Tender

  Except as set forth below, in order for Original Capital Securities to be validly tendered by book-entry transfer, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier at one of the Exchange Agent's addresses set forth in "--Exchange Agent" hereunder on or prior to the Expiration Date and either (i) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below or
(ii) the guaranteed delivery procedures set forth below must be complied with.

  Except as set forth below, in order for Original Capital Securities to be validly tendered by a means other than by book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier at one of the Exchange Agent's addresses set forth in "--Exchange Agent" hereunder on or prior to the Expiration Date and either (i) such Original Capital Securities must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS TO BE BY MAIL, THE USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

 Book-Entry Transfer

  The Exchange Agent and DTC have confirmed that any Participant (as defined in "Description of Exchange Securities--Description of Exchange Capital Securities--Depositary Procedures") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Original Capital Securities. The Exchange Agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth in "--Exchange Agent" hereunder on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

 Signature Guarantees

  Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

 Guaranteed Delivery

  If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (a) Such tenders are made by or through an Eligible Institution;

    (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

    (c) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

  The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

 Determination of Validity

  All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth in "--Conditions to the Exchange Offer" hereunder or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

  The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based upon these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution."

  However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth in "--Exchange Agent" hereunder on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such Original Capital Securities, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities" hereunder, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above in "--Procedures for Tendering Original Capital Securities." Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

  Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after December 23, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on June 15, 1998 will be entitled to receive Distributions accumulated from and after December 23, 1997.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

    (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

    (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (d) the Corporation shall receive an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that consummation of the Exchange Offer would result in interest payable to the Trust on the Junior Subordinated Debentures being not deductible by the Corporation for United States federal income tax purposes.

  If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

        BY MAIL:                 BY FACSIMILE                  BY HAND:
  The Chase Manhattan           TRANSMISSION:            The Chase Manhattan
          Bank                   (FOR ELIGIBLE                   Bank
    55 Water Street              INSTITUTIONS              55 Water Street
    Room 234, North                  ONLY)                 Room 234, North
        Building               (212) 638-7375 or               Building
   New York, NY 10041           (212) 344-9367            New York, NY 10041

  Attn: Carlos Esteves                                   Attn: Carlos Esteves
                          TO CONFIRM BY TELEPHONE OR

                               FOR INFORMATION:
                                (212) 638-0828

                            BY OVERNIGHT DELIVERY:
                           The Chase Manhattan Bank
                                55 Water Street
                           Room 234, North Building
                              New York, NY 10041
                             Attn: Carlos Esteves

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                      DESCRIPTION OF EXCHANGE SECURITIES

  The terms of the Original Securities are identical in all material respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Original Capital Securities, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by May 22, 1998 and been declared effective by June 21, 1998, or, in certain limited circumstances, in the event a shelf registration statement with respect to the resale of the Original Capital Securities is not declared effective by the time required by the Registration Rights Agreement, then liquidated damages ("Additional Interest") will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such Additional Interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth in "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

  The Capital Securities represent preferred beneficial interests in the Trust and the holders thereof are entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

 General

  The Exchange Capital Securities will be limited to $125,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of Guarantee."

 Distributions

  Distributions on the Capital Securities will be cumulative, will accumulate from December 23, 1997 and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1998, at the annual rate of 7 5/8% of the Liquidation Amount to the holders of record of the Exchange Capital Securities on the June 1 or December 1 immediately preceding such date. The amount of Distributions payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Chicago, Illinois are authorized or required by law or executive order to remain closed.

  So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that (i) no Extension Period may extend beyond the Stated Maturity Date, (ii) any Extension Period will terminate as to all Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture), and (iii) any Extension Period will terminate as to any Junior Subordinated Debenture to be redeemed pursuant to the occurrence and continuation of a Special Event on the applicable Redemption Date. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 7 5/8% thereof, compounded semi-annually, to the extent permitted by applicable law, from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

  Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable if the election to begin such Extension Period had not been made or
(ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. So long as no Debenture Event of Default has occurred and is continuing, there is no limitation on the number of times that the Corporation may elect to begin an Extension Period. The Property Trustee will give notice of the Corporation's election to commence or continue an Extension Period to the holders of the Exchange Capital Securities. See "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common, preferred and preference stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock or the exchange or conversion of one class, or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, and (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

  Although the Corporation may in the future exercise its option to defer payments of interest on the Exchange Junior Subordinated Debentures, the Corporation has no such current intention.

  The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

 Redemption

  Upon the repayment on the Stated Maturity Date or payment of the Special Event Prepayment Price prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures) and (ii) in the case of the optional prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures). See "-- Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

 Redemption Procedures

  If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price.

  If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities will cease, except the right of the holders of the Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "--Description of Guarantee," Distributions on Exchange Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

 Liquidation of the Trust and Distribution of Junior Subordinated Debentures

  The Corporation will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

  The Trust shall automatically dissolve, and its affairs shall be wound up, upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption";
(iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

  After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will be exchanged for a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

 Subordination of Common Securities

  Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

 Events of Default; Notice

  The occurrence of a Debenture Event of Default (see "--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

 Removal of Issuer Trustees

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

 Merger or Consolidation of Issuer Trustees

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

 Mergers, Consolidations, Amalgamations or Replacements of the Trust

  The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below and except as described in "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Delaware Trustee or the Property Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

  In addition, the Property Trustee will be required pursuant to the Indenture to exchange, as a part of the Exchange Offer, the Junior Subordinated Debentures for the Exchange Debentures, which will have terms identical to the Junior Subordinated Debentures except for the transfer restrictions under the Securities Act, the $100,000 minimum aggregate principal amount transfer restrictions and the provision for an increase in the interest rate thereon under certain circumstances.

 Voting Rights; Amendment of the Trust Agreement

  Except as provided in the following paragraph and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to
(i) change the amount or timing of any Distribution on or redemption of the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

  So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

  Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

 Form, Denomination, Book-Entry Procedures and Transfer

  The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and such transfer shall be reflected only when reflected in the securities register maintained by or on behalf of the Trust. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

  Other Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities except in the limited circumstances described below. See "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

  Exchange Capital Securities (including beneficial interests in the restricted Global Capital Securities) may be transferred only in blocks with a Liquidation Amount of $1,000 and integral multiples of $1,000 in excess thereof. In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

 Depositary Procedures

  DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, ownership of interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Capital Securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

  Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose. Investors who hold their interests in the Global Capital Securities indirectly through Participants in DTC will be limited to proceeding against such Participants in the event of any claim relating to their beneficial ownership in the Global Capital Securities; and in the event that such a Participant becomes bankrupt or insolvent, such remedy may be limited to the amount available to a customer under SIPC insurance.

  Payments in respect of the Global Capital Securities registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust nor the

Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying or paying the beneficial owners of the Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

  The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or the Corporation nor the Property Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Capital Securities for Certificated Capital Securities

  A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Securities and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Exchange Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

 Exchange of Certificated Capital Securities for Book-Entry Capital Securities

  Prior to registration under the Securities Act, Other Capital Securities (Original Capital Securities sold to institutional accredited investors in exempt transactions not made in reliance upon Rule 144A), which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

 Payment and Paying Agency

  Payments in respect of the Exchange Capital Securities held in global form shall be made (i) to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or (ii)

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

in respect of the Exchange Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

 Restrictions on Transfer

  The Exchange Capital Securities will be issued and may be transferred only in blocks having a Liquidation Amount of $1,000 and integral multiples of $1,000 in excess thereof. Any such transfer of Exchange Capital Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

 Registrar and Transfer Agent

  The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities. Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

 Information Concerning the Property Trustee

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

 Miscellaneous

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

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

  Holders of the Trust Securities have no preemptive or similar rights.

  The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

  The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

 General

  Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in the Original Junior Subordinated Debentures issued by the Corporation. The Exchange Junior Subordinated Debentures will bear interest at the annual rate of 7 5/8% of the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 1998, to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the June 1 or December 1 immediately preceding such Interest Payment Due. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7 5/8% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Exchange Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Exchange Junior Subordinated Debentures will mature on December 15, 2027 (the "Stated Maturity Date").

  The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. In addition, since many of the Corporation's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to the Corporation without prior regulatory approval is limited by applicable laws and regulations. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness. See "--Subordination."

 Form, Registration and Transfer

  If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. or other nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

 Payment and Paying Agents

  Payment of principal of (and premium, if any) and any interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or
(ii) by wire transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Exchange Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

 Option to Extend Interest Payment Date

  So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that (i) no Extension Period may extend beyond the Stated Maturity Date, (ii) any Extension Period will terminate as to all Exchange Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture), and (iii) any Extension Period will terminate as to any Exchange Junior Subordinated Debenture to be redeemed pursuant to the occurrence and continuation of a Special Event on the applicable Redemption Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7 5/8%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

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

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock and (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

  Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. Although interest shall accrue, no interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

 Special Event Prepayment

  If a Special Event shall occur and be continuing, the Corporation may, at its option, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at the Special Event Prepayment Price equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures to the Stated Maturity Date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

  A "Special Event" means a Tax Event or an Investment Company Event.

  A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or any amendment to or change in an interpretation or application of such laws or regulations, or any decided case, which amendment or change or case is effective or is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Corporation on the Junior Subordinated Debentures would not be deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  An "Investment Company Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the Investment Company Act or any regulations thereunder, or any amendment to or change in interpretation or application of such law or regulations, or any decided case, which amendment or change or case is effective or is announced on or after the Issue Date, there is more than an insubstantial risk that the Trust would be required to register as an "investment company" under the Investment Company Act.

  "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Stated Maturity Date (if no maturity date is within three months before or after the Stated Maturity Date, yields for the first two published maturities most closely corresponding to the Stated Maturity Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case (A) 1.25% if such prepayment date occurs on or prior to December 23, 1998 and (B) 0.50% in all other cases.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Stated Maturity Date that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Stated Maturity Date. If no United States Treasury security has a maturity date which is within three months before or after the Stated Maturity Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means: (i) initially, Salomon Brothers Inc and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer; or (ii) any other Primary Treasury Dealer selected by the Corporation.

  "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the

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

Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums. "Additional Sums" means the additional amounts as may be necessary in order that the amount available to pay Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

 Restrictions on Certain Payments

  The Corporation will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock and (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (1) there shall have occurred and be continuing an Event of Default under the Trust Agreement,
(2) there shall have occurred and be continuing a Debenture Event of Default,
(3) there shall have occurred and be continuing a payment default under the Trust Agreement or the Indenture, (4) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (5) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

 Modification of Indenture

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures (or holders of a majority in liquidation amount of Trust Securities when the Junior Subordinated Debentures are held by the Property Trustee), to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) extend the

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

Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

 Debenture Events of Default

  The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal (or premium, if any) on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

    (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

  The Debenture Trustee shall give notice to the holders of the Debentures within 90 days after the occurrence of any of the events described in (i) through (iv) above (irrespective of any periods of grace). The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

 Enforcement of Certain Rights by Holders of Capital Securities

  If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest on or principal (or premium, if any) of the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) or interest on the Junior

                                      66
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Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

  The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "--Description of Exchange Capital Securities--Events of Default; Notice."

 Consolidation, Merger, Sale of Assets and Other Transactions

  The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

 Satisfaction and Discharge

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

 Subordination

  The Indenture provides that the Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness. No payment of principal (including redemption payments and premium, if any) or interest on the Junior Subordinated Debentures may be made at any time when (i) any Senior Indebtedness is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default and not been rescinded.

  Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

  No payment on account of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

  "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, unless the terms thereof specifically provide that it is not superior in right of payment to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

  "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, but shall not include (i) any trade accounts payable in the ordinary course of business, (ii) any such indebtedness that by its terms ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures, (iii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee, and (iv) any other indebtedness that would otherwise qualify as "Indebtedness for Money Borrowed" to the extent that such indebtedness by its terms ranks pari passu with or junior in right of payment to any of the indebtedness described in (i), (ii) or (iii).

  By reason of such subordination, in the event of an insolvency, creditors of the Corporation who are holders of Senior Indebtedness, as well as certain general creditors of the Corporation, may recover more, ratably, than the holders of the Junior Subordinated Debentures. Additionally, the Corporation currently conducts substantially all of its operations through subsidiaries, and the holders of Junior Subordinated Debentures will be structurally subordinated to the creditors of the Corporation's subsidiaries. See "Risk Factors--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures; Holding Company Structure."

  The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

 Restrictions on Transfer

  The Exchange Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of $1,000 and integral multiples of $1,000 in excess thereof. Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

 Governing Law

  The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.


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

 Information Concerning the Debenture Trustee

  Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF EXCHANGE GUARANTEE

  The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The Chase Manhattan Bank will act as indenture trustee ("Guarantee Trustee") under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

 General

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Exchange Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures--General." Because the Corporation is a holding company, the right of any Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "--Description of the Exchange Junior Subordinated Debentures--General." The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

  The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities.

  No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a full, irrevocable and unconditional guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

 Status of the Exchange Guarantee

  The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Exchange Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Corporation, in which case the Exchange Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation.

  The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Corporation. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

 Amendments and Assignment

  Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

 Events of Default

  An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

  Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

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

 Information Concerning the Guarantee Trustee

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, after default with respect to the Exchange Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

 Termination of the Exchange Guarantee

  The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

 Governing Law

  The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

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

    RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE JUNIOR
              SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Securities--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Special Event Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Exchange Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and
(iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

  A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Indenture, the Trust Agreement or the Exchange Guarantee. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

  The Exchange Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated

Debenture will be entitled to receive from the Corporation the principal amount of and interest on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the Exchange Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  In the opinion of Wildman, Harrold, Allen & Dixon, counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of the material United States federal income tax consequences of the exchange of Original Capital Securities for Exchange Capital Securities and the ownership and disposition of Exchange Capital Securities held as "capital assets" as that term is defined in the Internal Revenue Code of 1986, as amended (the "Code") by a holder who purchased such Original Capital Securities upon initial issuance and who is the beneficial owner of such Capital Securities. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors (including pension funds), or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based upon the Code, Treasury Regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

EXCHANGE OF CAPITAL SECURITIES

  The exchange of Original Securities for Exchange Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be taxable for United States federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange. Moreover, a holder which had acquired Original Capital Securities with either market discount or bond premium will be treated as holding Exchange Capital Securities with the same amount of market discount or bond premium and will be required to include such market discount in or deduct such bond premium from its income in the same manner as on the Original Capital Securities. Holders are urged to consult their tax advisors regarding the applicability of the market discount and bond premium rules.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

  The Corporation intends to, and by acceptance of an Original Capital Security each holder covenanted to, treat the Junior Subordinated Debentures as debt for U.S. federal income tax purposes. In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel rendered its opinion generally to the effect that, under the law in effect at the time of issuance of the Original Capital Securities and assuming full compliance with the terms of the Indenture (and certain other documents), and based upon certain facts and assumptions contained in such opinion and certain representations of the Corporation to Tax Counsel, the Original Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. In connection with the issuance of the Exchange Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that under the law in effect at the time of the issuance of the Exchange Junior Subordinated Debentures and assuming that there has been full compliance with the terms of the Indenture (and certain other documents), and based upon certain facts and assumptions in such opinion and certain representations of the Corporation to Tax Counsel, the Exchange Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Capital Securities, Tax Counsel rendered its opinion generally to the effect that, under the law in effect at the time of issuance of the opinion and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based upon certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities (and not the Trust) generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

  Even if the Trust were to be denied grantor trust status, it would not be treated as a corporation for U.S. federal income tax purposes under the "check-the-box" Regulations. Treas. Reg. (S)(S) 301.7701-3 and 301.7701-4. Those Regulations provide that, if there is no election to the contrary, a trust that has multiple beneficiaries and that is treated as a "business entity" will be classified as a partnership for federal income tax purposes. If the Corporation were to exercise its right to terminate the Trust and to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, the distribution could give rise to gain to the holders if the Trust were treated as a partnership for federal income tax purposes and if the Junior Subordinated Debentures constituted "marketable securities" as that term is defined in the Code. Based upon the relevant portions of the current Code, the regulations, and applicable administrative and judicial interpretations thereof, all of which are subject to change, the Junior Subordinated Debentures should not constitute "marketable securities" for this purpose. Accordingly, if the Trust is characterized as a partnership for federal income tax purposes, there would be no material difference in the federal income tax treatment of the holders (other than possibly the Non-U.S. holders as described below under "Non-U.S. Holders"). However, there can be no assurance that the IRS would not assert that the Junior Subordinated Debentures are marketable securities for this purpose.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under certain Regulations applicable to debt instruments, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based upon the advice of Tax Counsel in reliance on such representation, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

  Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote" the Junior

Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

  The Regulations dealing with the issue of remoteness have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

  The interest on the Junior Subordinated Debentures may be adjusted under the terms of the Exchange Offer in certain circumstances and upon the occurrence of a Special Event the Junior Subordinated Debentures may be redeemed early. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment." If, based upon all the facts and circumstances, one or more such contingencies are more likely than not to occur, the Junior Subordinated Debentures could also be deemed to have been issued with OID. The Corporation believes that the possibility that any of these contingencies will occur is remote. Accordingly, the Corporation takes the position, based upon the advice of its Tax Counsel in accordance with such representation, that the Junior Subordinated Debentures will not be issued with OID. However, it is possible that the IRS would take a contrary position.

  Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

  Holders of Capital Securities other than initial holders may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for income tax purposes).

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
TRUST

  The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, as a result of a change in law the Trust were characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

  Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

  A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest, OID, or market discount which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Under current law, long-term capital gain generally is subject to a maximum marginal rate of tax of 28% if the capital asset has been held for more than one year but not more than 18 months, and a maximum marginal rate of tax of 20% if the capital asset has been held for more than eighteen months.

  The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than 18 months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Holders should consult their own tax advisors concerning these tax law changes.

  The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) which disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

FUTURE TAX LAW CHANGES

  On February 6, 1997, as part of the fiscal 1998 budget proposal submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law which would, among other things, deny an issuer an interest deduction for federal income tax purposes on certain instruments similar to the Junior Subordinated Debentures (the "Clinton Proposal"). The Clinton Proposal was not enacted as part of the Taxpayer Relief Act of 1997. However, there can be no assurance that developments such as a change in law or applicable Regulations or a decided case will not occur after the date hereof that would adversely affect the tax treatment of the Junior Subordinated Debentures, or that any legislation enacted would not cause a Tax Event that may result in the redemption of the Junior Subordinated Debentures at the Special Event Prepayment Price and, consequently, the Trust Securities at the Special Event Redemption Price. See "Description of Exchange Securities-- Description of Exchange Capital Securities--Redemption" and "--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment." Any such change after the date hereof and on or before the date the Exchange Capital Securities are issued could affect Tax Counsel's opinion described above.

NON-U.S. HOLDERS

  For purposes of this discussion, a "Non-U.S. Holder" is any holder that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includable in its gross income for federal income tax purposes without regard to its source. For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

  Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a Non-U.S. Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) the beneficial owner of the Capital Securities is not a bank whose receipt of interest with respect to the Capital Securities (or the Junior Subordinated Debentures) is described in Section 881(c)(3)(A) of the Code and (d) either (1) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a Non-U.S. Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

  If the Trust were denied grantor trust status and instead were treated as a trade or business conducted as a partnership for U.S. federal income tax purposes, it is possible that a Non-U.S. Holder could be subject to federal income tax (including withholding) with respect to income (including OID) generated by the Junior Subordinated Debentures.

INFORMATION REPORTING TO HOLDERS

  Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include the assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest and a Disqualified Person with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans, and both ERISA and the Code prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

  Each of the Corporation (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), the Property Trustee and affiliates of either of them may be considered a Party in Interest or a Disqualified Person with respect to many Plans. The purchase and/or holding of Exchange Capital Securities by (or on behalf of) a Plan with respect to which the Corporation, the Property Trustee or any affiliate of either of them is a service provider (or otherwise is a Party in Interest or a Disqualified Person) may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts), or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager).

  A Plan fiduciary considering the purchase of Exchange Capital Securities should also be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become Parties in Interest or Disqualified Persons with respect to investing Plans, and any discretionary authority exercised with respect to the Junior Subordinated Debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to minimize the likelihood that such prohibited transactions will occur, each investing Plan (and each person acting on behalf of, or investing with the assets of, a Plan), by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have appointed the Property Trustee. However, none of the Corporation, the Property Trustee or any affiliate of either of them can guarantee that such prohibited transactions will not occur.

  Any purchaser proposing to acquire Exchange Capital Securities with assets of any Plan should consult with its legal counsel concerning the impact of ERISA and the Code and the potential consequences of acquiring and holding Exchange Capital Securities with respect to its specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; whether under the general fiduciary standards of investment prudence and diversification an investment in Exchange Capital Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio; and whether the Exchange Capital Securities will be traded with sufficient regularity to permit such fiduciary to satisfy ERISA's annual valuation requirement.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, this Prospectus, as amended or supplemented, will be made available to any broker-dealer for use in connection with any such resale. In addition, until
  , 1998, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

                        VALIDITY OF EXCHANGE SECURITIES

  The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for MMI and the Trust by Wildman, Harrold, Allen & Dixon, Chicago, Illinois. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust and MMI. Certain matters relating to United States federal income tax considerations will be passed upon for MMI by Wildman, Harrold, Allen & Dixon. Wildman, Harrold, Allen & Dixon has, from time to time, represented one of the Initial Purchasers, and may represent such party in the future, in connection with matters unrelated to the offering of the Exchange Capital Securities.

                             INDEPENDENT AUDITORS

  The consolidated financial statements of the Corporation and subsidiaries, at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, have been incorporated by reference into this Prospectus and the Registration Statement and have been audited by Ernst & Young LLP, independent auditors, as stated in their report therein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Unionamerica Holdings plc and subsidiaries as of and for the year ended December 31, 1996, included in Unionamerica's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference into this Prospectus and the Registration Statement and have been audited by KPMG Audit plc, Chartered Accountants and Registered Auditors, as stated in their report appearing therein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Unionamerica Holdings plc and subsidiaries as of December 31, 1995 and for each of the years in the two-year period ended December 31, 1995, included in Unionamerica's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by KPMG, Chartered Accountants and Registered Auditors, as stated in their report appearing therein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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 NO DEALER, SALESMAN OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AF-FAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                                  -----------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   7
Incorporation of Certain Documents by Reference...........................   8
Forward-Looking Information...............................................   9
Prospectus Summary........................................................  10
Risk Factors..............................................................  19
MMI Companies, Inc........................................................  26
Unaudited Pro Forma Condensed Combined Financial Information..............  28
Use of Proceeds...........................................................  33
Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and
 Distributions on Capital Securities......................................  34
Capitalization............................................................  35
Selected Consolidated Financial Information...............................  36
MMI Capital Trust I.......................................................  39
The Exchange Offer........................................................  40
Description of Exchange Securities........................................  50
Relationship Among the Exchange Capital Securities, the Exchange Junior
 Subordinated Debentures and the Exchange Guarantee.......................  73
Certain Federal Income Tax Consequences...................................  75
ERISA Considerations......................................................  80
Plan of Distribution......................................................  81
Validity of Exchange Securities...........................................  81
Independent Auditors......................................................  81

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                              MMI CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
                      7 5/8% SERIES B CAPITAL SECURITIES
   (LIQUIDATION AMOUNT $1,000 PER SERIES B CAPITAL SECURITY) WHICH ARE BEING REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
  7 5/8% SERIES A CAPITAL SECURITIES (LIQUIDATION AMOUNT $1,000 PER SERIES A
                               CAPITAL SECURITY)

                           FULLY AND UNCONDITIONALLY
                           GUARANTEED, TO THE EXTENT
                             DESCRIBED HEREIN, BY

                              MMI COMPANIES, INC.

                                    -------

                                  PROSPECTUS

                                    -------

                                            , 1998


-------------------------------------------------------------------------------
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  MMI, being incorporated under the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), is empowered by Selection 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("Corporate Persons"). Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  Article XIII of MMI's by-laws provides for indemnification and insurance on behalf of the Corporate Persons. Article XIII provides that MMI will indemnify any Corporate Person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (an "Action") by reason of the fact that he or she is or was a Corporate Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of MMI and, with respect to any criminal Action, had no reasonable cause to believe his or her conduct was unlawful. With respect to an Action by or in the right of MMI, Article XIII also provides that no indemnification shall be made in respect of any claim, issue or matter as to which the Corporate Person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to MMI, except to the extent that, the court in which the Action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that a Corporate Person has been successful in the defense of any Action, or in the defense of any claim, issue or matter therein, Article XIII provides that he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification under Article XIII (unless ordered by a court) will be made only as authorized in the specific case, upon a determination, reasonably made, that indemnification is proper in the circumstances because the Corporate Person has met the applicable standards of conduct. Such determination may be made
(i) by the board of directors of MMI by a majority vote of a quorum consisting of directors who were not parties to such Action, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of MMI by a majority vote of a quorum consisting of stockholders who were not parties to such action. Also, Article XIII provides that MMI will pay the expenses incurred in defending an Action in advance of the final disposition of such Action as authorized by the board of directors of MMI in the specific case upon receipt of an undertaking by or on behalf of the Corporate Person to repay such amount. The indemnification provided by Article XIII is not exclusive of any other rights of indemnification to which Corporate Persons may be entitled. Article XIII also authorizes MMI to purchase insurance on behalf of any Corporate Person against any liability incurred by him or her in, or arising out of, his or her status as a Corporate Person, whether or not MMI would have the power to indemnify him or her against such liability.

  Article Ninth of MMI's certificate of incorporation eliminates, to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended or supplemented, or any corresponding provision of the DGCL, the personal liability of directors. That paragraph allows corporations incorporated under the DGCL to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. However, that paragraph does not allow corporations to limit the liability of a director (i) for any breach of his or her duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or
(iv) for any transaction for which the director derived an improper personal benefit.

  MMI maintains liability insurance for its directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

      4.1      Indenture of MMI Companies, Inc. relating to the Junior Subordinated
               Debentures
      4.2      Form of Certificate of Exchange Junior Subordinated Debentures
      4.3      Certificate of Trust of MMI Capital Trust I
      4.4      Amended and Restated Declaration of Trust of MMI Capital Trust I
      4.5      Form of Exchange Capital Security Certificate for MMI Capital Trust I
      4.6      Form of Exchange Guarantee of MMI Companies, Inc. relating to the Exchange
               Capital Securities
      4.7      Registration Rights Agreement
      5.1      Opinion and Consent of Richards, Layton & Finger, P.A., special Delaware counsel to MMI Companies, Inc. and MMI Capital Trust I, as to legality of the Exchange Capital Securities to be issued by MMI Capital Trust I
      5.2      Opinion and Consent of Wildman, Harrold, Allen & Dixon, as to legality of the Exchange Junior Subordinated Debentures and the Exchange Guarantee to
               be issued by MMI Companies, Inc.
      8        Opinion and Consent of Wildman, Harrold, Allen & Dixon, special tax counsel, as to certain federal income tax matters
     12.1      Computation of ratio of earnings to fixed charges
     23.1      Consent of Ernst & Young LLP
     23.2      Consent of KPMG Audit plc
     23.3      Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
     23.4      Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5.2)
     23.5      Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 8)
     24.1      Power of Attorney
     25.1      Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as
               trustee under the Indenture
     25.2      Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as
               Property Trustee under the Amended and Restated Declaration of Trust of
               MMI Capital Trust I
     25.3      Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the
               Exchange Guarantee for the benefit of the holders of Exchange Capital
               Securities of MMI Capital Trust I
     99.1      Form of Letter of Transmittal
     99.2      Form of Notice of Guaranteed Delivery
     99.3      Form of Exchange Agent Agreement

--------
*To be filed by amendment.

  (B) FINANCIAL STATEMENT SCHEDULES

  All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or related notes thereto.

ITEM 22. UNDERTAKINGS

  Each of the Undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer of controlling person or each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Each of the Undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  Each of the Undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEERFIELD, STATE OF ILLINOIS, ON THE 20TH DAY OF JANUARY, 1998.

                                          MMI Companies, Inc.

                                                /s/ B. Frederick Becker
                                          By___________________________________
                                                    B. Frederick Becker
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW ON THE 20TH DAY OF JANUARY, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
        /s/ B. Frederick Becker             Chairman, Chief Executive Officer and
___________________________________________   Director (Principal Executive Officer)
            B. Frederick Becker

          /s/ Paul M. Orzech                Executive Vice President and Chief
___________________________________________   Financial Officer (Principal Financial
              Paul M. Orzech                  Officer)

          /s/ Joseph R. Herman              Senior Vice President and Controller
___________________________________________   (Principal Accounting Officer)
             Joseph R. Herman

                                            Director
___________________________________________
              Richard R. Barr

                     *                      Director
___________________________________________
            George B. Caldwell

                     *                      Director
___________________________________________
           K. James Ehlen, M.D.

                     *                      Director
___________________________________________
           F. Laird Facey, M.D.

                     *                      Director
___________________________________________
             William M. Kelley

                     *                      Director
___________________________________________
             Andrew D. Kennedy

                     *                      Director
___________________________________________
           Timothy R. McCormick


                 SIGNATURE                                     TITLE
                 ---------                                     -----
                     *                      Director
___________________________________________
             Gerald L. McManis

                     *                      Director
___________________________________________
              Scott S. Parker

                     *                      Director
___________________________________________
             Edward C. Peddie

                     *                      Director
___________________________________________
             Joseph D. Sargent

                                            Director
___________________________________________
              Ian G. Sinclair


                                            Director
___________________________________________
              Robert A. Spass


                     *                      Director
___________________________________________
                Alan C. Guy


     /s/ B. Frederick Becker
*By:_________________________________
         B. Frederick Becker
          Attorney-in-fact

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEERFIELD, STATE OF ILLINOIS, ON THE 20TH DAY OF JANUARY, 1998.

                                          MMI Capital Trust I

                                                 /s/ Joseph R. Herman
                                          By___________________________________
                                                     Joseph R. Herman
                                                  Administrative Trustee

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW ON THE 20TH DAY OF JANUARY, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
         /s/ Joseph R. Herman               Administrative Trustee
___________________________________________
             Joseph R. Herman

          /s/ Scott T. Veech                Administrative Trustee
___________________________________________
              Scott T. Veech

                                            Administrative Trustee
___________________________________________
             Wayne A. Sinclair


                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                        DOCUMENT DESCRIPTION                        PAGE
 -------                       --------------------                        ----
  4.1    Indenture of MMI Companies, Inc. relating to the Junior
         Subordinated Debentures
  4.2    Form of Certificate of Exchange Junior Subordinated Debentures
  4.3    Certificate of Trust of MMI Capital Trust I
  4.4    Amended and Restated Declaration of Trust of MMI Capital Trust
         I
  4.5    Form of Exchange Capital Security Certificate for MMI Capital
         Trust I
  4.6    Form of Exchange Guarantee of MMI Companies, Inc. relating to the Exchange Capital Securities
  4.7    Registration Rights Agreement
  5.1    Opinion and Consent of Richards, Layton & Finger, P.A., special
         Delaware counsel to MMI Companies, Inc. and MMI Capital Trust
         I, as to legality of the Exchange Capital Securities to be issued by MMI Capital Trust I
  5.2    Opinion and Consent of Wildman, Harrold, Allen & Dixon as to
         legality of the Exchange Junior Subordinated Debentures and the
         Exchange Guarantee to be issued by MMI Companies, Inc.
  8      Opinion and Consent of Wildman, Harrold, Allen & Dixon, special tax counsel, as to certain federal income tax matters
 12.1    Computation of ratio of earnings to fixed charges
 23.1    Consent of Ernst & Young LLP
 23.2    Consent of KPMG Audit plc
 23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibit
         5.1)
 23.4    Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit
         5.2)
 23.5    Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit
         8)
 24.1    Power of Attorney
 25.1    Form T-1 Statement of Eligibility of The Chase Manhattan Bank
         to act as trustee under the Indenture
 25.2    Form T-1 Statement of Eligibility of The Chase Manhattan Bank
         to act as Property Trustee under the Amended and Restated
         Declaration of Trust of MMI Capital Trust I
 25.3    Form T-1 Statement of Eligibility of The Chase Manhattan Bank
         under the Exchange Guarantee for the benefit of the holders of
         Exchange Capital Securities of MMI Capital Trust I
 99.1    Form of Letter of Transmittal
 99.2    Form of Notice of Guaranteed Delivery
 99.3    Form of Exchange Agent Agreement

--------
*To be filed by amendment.